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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Penn National Gaming, Inc.
Wyomissing, Pennsylvania

        We hereby consent to the incorporation by reference in the prospectus constituting a part of this Registration Statement on Form S-3 of our report dated March 7, 2006, relating to the consolidated financial statements of Penn National Gaming, Inc., which is incorporated by reference in that Prospectus.

        We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO Seidman, LLP

BDO Seidman, LLP
Philadelphia, Pennsylvania

December 23, 2008

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  Exhibit 23.2